UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2007

FLUID MEDIA NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52118	26-0140268
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5813-A Uplander Way Culver City, California		90230
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (310) 665-9878

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

As previously disclosed, Fluid Media Networks, Inc. (the “Company”) announced the resignation of David Williams as its Chief Financial Officer effective as of September 5, 2007.  In connection with Mr. Williams' resignation, the Company and Mr. Williams entered into a Settlement Agreement and General Release, dated as of September 21, 2007 (the “Settlement Agreement”).

Pursuant to the Settlement Agreement, both parties released each other from all claims and liabilities that either party may have against the other relating to, or arising from, the Employment Agreement, dated February 21, 2006, between the Company and Mr. Williams (“Employment Agreement”), Williams’ employment or engagement in any manner by the Company, the termination of the Employment Agreement or Williams’ separation from said employment or engagement.  The release does not discharge the parties from any rights, privileges, benefits, duties or obligations by reason of, or arising from, the Settlement Agreement, certain obligations under the Employment Agreement, vested stock options held by Mr. Williams, any indemnification rights held by Mr. Williams or any director or officer insurance policy covering Mr. Williams.

In consideration for this release, the Company agreed to pay Mr. Williams approximately $64,800 in fulfillment of all obligations due and payable to Mr. Williams, including without limitation, all salary, bonus payments, accrued vacation and business expense reimbursement due to Mr. Williams under any and all agreements.  In addition, Mr. Williams agreed to remain subject to the terms and provisions of his Employment Agreement which by their express terms survive termination of such agreement, including without limitation, terms related to the non-solicitation of any employee, supplier or customer of the Company and terms related to proprietary information and inventions.

The foregoing description of the Settlement Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Settlement Agreement attached as Exhibit 10.1 hereto, and which is hereby incorporated herein by reference.

Item 9.01          Financial Statements and Exhibits

(d)	Exhibits

10.1	Settlement Agreement and General Release, dated as of September 21, 2007, by and between Fluid Media Networks, Inc., a Nevada corporation, and David J. Williams.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLUID MEDIA NETWORKS, INC.

/s/ Justin F. Beckett
Justin F.  Beckett
President

EXHIBIT INDEX

10.1	Settlement Agreement and General Release, dated as of September 21, 2007, by and between Fluid Media Networks, Inc., a Nevada corporation, and David J. Williams.